IGRE

Investment Grade R.E. Income Fund, LP

"Institutional Quality Real Estate"

SUBSCRIPTION AGREEMENT

This **SUBSCRIPTION AGREEMENT** (this "Agreement") made as of the date entered into below, by and between the undersigned (the "Subscriber") and Investment Grade R.E. Income Fund, LP, a Delaware limited partnership (the "Issuer").

WHEREAS, pursuant to the Offering Circular (the "Offering Circular") dated as of July 20, 2020, the Issuer is offering in a Regulation A offering (the "Offering") to investors up to 40,000 Limited Partnership Units (the "Units") at a purchase price of $1,000 per Unit for a maximum aggregate of $40,000,000 (the "Maximum Offering").

WHEREAS, the Subscriber desires to subscribe for the number of Units on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. SUBSCRIPTION FOR AND PURCHASE OF UNITS.

1.1 The information that Subscriber will provide in this Agreement, to include the information provided in Exhibit A, which is incorporated into this agreement, will assist IGRE Capital Holdings, LLC, the general partner of the Issuer (the "General Partner"), to determine whether Subscriber meets certain required standards for participation in this Offering.

1.2 Subject to the express terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase the Units in the amount set forth on the Exhibit A to this Agreement ("Purchase Amount"). The Purchase Amount shall be paid via check, bank draft or money order, or ACH instructions payable in U.S. dollars.

1.3 The Subscriber must purchase at least ten Units (the "Minimum Purchase"), provided however that the Issuer may permit a lower amount, in its sole and absolute discretion.

1.4 Issuer has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his/her/its heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5 Subscriber agrees that as of the date of acceptance of this subscription by the General Partner, Subscriber shall become a limited partner ("Limited Partner") and hereby agrees to each and every term of the Limited Partnership Agreement, which is an exhibit to the Offering Circular (the "Limited Partnership Agreement"), as if Subscriber's signature were ascribed to the Limited Partnership Agreement.

2. PURCHASE OF UNITS.

Subscriber agrees, understands and acknowledges that:

2.1. If this Subscription is accepted by Issuer, the Subscriber agrees to comply fully with the terms of this Agreement, the Limited Partnership Agreement, and all other applicable documents or instruments of Issuer. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber's purchase of the Units.

2.2. In the event that this Subscription is rejected in full or the Offering is terminated, payment made by the Subscriber to Issuer for the Units will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Issuer shall refund to the Subscriber any payment made by the Subscriber to Issuer with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

2.3. Subscriber agrees to provide any additional documents and information regarding itself that the Issuer and/or the General Partner reasonably request from time to time to verify the accuracy of Subscriber's representations and warranties contained herein or to comply with any law, rule or regulation to which the Issuer or General Partner may be subject.

3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

3.1. The Subscriber has full power and authority to enter into and deliver this Subscription and to perform its/his/her obligations hereunder, and the execution, delivery and performance of this Subscription has been duly authorized, if applicable, and this Subscription constitutes a valid and legally binding obligation of the Subscriber. The agreements and representations herein set forth shall become effective and binding upon Subscriber, Subscriber's legal representatives, heirs, successors, and assigns, upon the General Partner's acceptance of Subscriber's subscription.

3.2. The Subscriber acknowledges receipt of the Offering Circular, all supplements to the Offering Circular, and all other documents furnished in connection with this transaction by the Issuer (collectively, the "Offering Documents").

3.3. The Subscriber recognizes that the purchase of the Units involves a high degree of risk in that (i) an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Units; (ii) the Units are being sold pursuant to an exemption under Regulation A issued by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), but they are not registered under the Securities Act or any state securities law; (iii) there is no trading market for the Units, and thus, the Subscriber may not be able to liquidate his, her or its investment; and (iv) the Subscriber could suffer the loss of his, her or its entire investment.

3.4. The Subscriber is either: (i) an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and the Subscriber is able to bear the

economic risk of an investment in the Units; or (ii) a non-accredited investor, as such term is defined in Rule 501 of Regulation D, and the Purchase Amount tendered by Subscriber does not exceed: (a) 10% of the greater of the Subscriber's annual income or net worth (for natural persons); or (b) 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Subscriber shall immediately notify Issuer of any change in any statement made herein prior to the Subscriber's receipt of Issuer's acceptance of this Subscription. The representations and warranties made by the Subscriber may be fully relied upon by Issuer and by any investigating party relying on them.

3.5. The Subscriber agrees to indemnify and hold the Issuer, its General Partner, its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber herein or as a result of any sale or distribution by the Subscriber in violation of the Securities Act (including, without limitation, the rules promulgated thereunder), any state securities laws, or the Issuer's Certificate of Organization or Limited Partnership Agreement, as amended from time to time.

3.6. The Subscriber understands that Issuer is not registered under the Investment Company Act of 1940. In addition, the Subscriber understands that Issuer is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

3.7. The Subscriber's true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, and other contact information are accurately provided on signature page hereto.

3.8. The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Issuer or by any agent, sub-agent, officer, employee or affiliate of the Issuer and, in entering into this transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

3.9. The Subscriber acknowledges that the purchase of the Units may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his, her or its own professional advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Units. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber's Units and the corporate structure of such entity.

3.10. The Subscriber acknowledges that none of the Units, this Offering Circular, or this Offering have been recommended by any federal or state securities commission or regulatory authority. In making an investment decision the Subscriber must rely on he, she, or its own examination of the Issuer and the terms of the Offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement or the rest of the Offering Documents. Any representation to the contrary is a crime.

3.11. The Subscriber represents, warrants and agrees that the Units are being purchased for his, her or its own beneficial account and not with a view toward distribution or resale to

others. The Subscriber understands that the Issuer is under no obligation to register the Units on his, her or its behalf or to assist them in complying with any exemption from registration under applicable state securities laws.

3.12. The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber.

3.13. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders, fees or the like relating to this Subscription or the transactions contemplated hereby.

3.14. The Subscriber is not relying on the Issuer, or any of its employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Subscriber has relied on the advice of, or has consulted with, only his, her, or its own Advisors, if any.

3.15. Subscriber recognizes that the securities laws and regulations of certain states or jurisdictions, including the state or jurisdiction of which Subscriber is a resident, may impose additional requirements relating to this Offering and Subscriber's purchase of the Units. Subscriber hereby agrees to execute and to comply with the terms of any supplements or amendments to this Agreement which are required by the General Partner.

3.16. (For ERISA plans only) The fiduciary of the ERISA plan (the "Plan") represents that such fiduciary has been informed of and understands the Issuer's business objectives, policies and strategies, and that the decision to invest "plan assets" (as such term is defined in ERISA) in the Issuer is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Issuer; (b) is independent of the Issuer and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Issuer or any of its affiliates or its agents.

3.17. The Subscriber has prior investment experience (including investment in non-listed and non-registered securities), has (together with his, her or its Advisors, if any) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Units. The Subscriber's overall commitment to investments, which are not readily marketable, is not disproportionate to the Subscriber's net worth, and the Subscriber's investment in the Units will not cause such overall commitment to become excessive. The Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Units. The Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding the Units for an indefinite period or a complete loss of this investment. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Units.

3.18. The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the Offering Circular were prepared by the management of the Issuer in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Issuer, its management or its affiliates and should not be relied upon.

4. REPRESENTATIONS OF THE ISSUER.

The Issuer represents and warrants to the Subscriber that as of the date of the closing of this Offering (the "Closing Date"):

4.1. The Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuer is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Issuer or its business

4.2. The execution, delivery and performance of this Agreement, the Limited Partnership Agreement and any other agreements or instruments required hereunder, by the Issuer have been duly authorized by the Issuer and all other corporate action required to authorize and consummate the offer and sale of the Units has been duly taken and approved. This Agreement is valid, binding and enforceable against the Issuer in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws or by legal or equitable principles relating to or limiting creditors' rights generally, the availability of equity remedies, or public policy as to the enforcement of certain provisions, such as indemnification provisions.

4.3. The Issuer knows of no pending or threatened legal or governmental proceedings to which the Issuer is a party which would materially adversely affect the business, financial condition or operations of the Issuer.

5. CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

By providing an email address in the signature block below, Subscriber consents to receive and hereby authorizes electronic delivery of any and all communications, statements, reports, confirmations, monthly statements, privacy notices, prospectus, and any other documents or information (collectively "Documents") to be provided to Subscriber now or in the future, whether or not required by law to be delivered. Documents may be delivered via email, facsimile, Portable Document Format (PDF), HTML, or similar format or by logging into an online portal which shall be provided at no cost to Subscriber. Subscriber represents having access to a computer with sufficient capacity and security to safely receive and retrieve Documents electronically. Subscriber shall be solely responsible for safeguarding login credentials and any Documents delivered. Delivery provided under the terms of this consent shall constitute good and effective delivery regardless of whether Subscriber actually accesses, reviews, or retrieves the Documents. Subscriber shall be solely responsible for notifying Issuer of any changes to the email address noted herein and shall allow for a reasonable period of time to update any changes. Under no circumstances shall Issuer be held responsible for failing to deliver any Documents on account of Subscriber not having updated its email address or if the Subscriber email is otherwise compromised. Issuer may amend its electronic delivery policy in its sole discretion. If more than

one Subscriber executes this Subscription Agreement, delivery to one Subscriber shall constitute delivery to all subscribers.

6. NOTICE TO SUBSCRIBERS.

6.1. THE INTERESTS HAVE BEEN QUALIFIED UNDER REGULATION A OF THE SECURITIES ACT OF 1933. THE INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

6.2. FOR NON-U.S. RESIDENTS ONLY: NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES OF AMERICA THAT WOULD PERMIT AN OFFERING OF THESE SECURITIES, OR POSSESSION OR DISTRIBUTION OF OFFERING MATERIAL IN CONNECTION WITH THE ISSUE OF THESE SECURITIES, IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. IT IS THE RESPONSIBILITY OF ANY PERSON WISHING TO PURCHASE THESE SECURITIES TO SATISFY HIMSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNTIED STATES OF AMERICA IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

7. MISCELLANEOUS.

7.1. If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.2. This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber's contractual relationship with the Issuer with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

7.3. This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.4. This Agreement shall not be changed, modified or amended except by a writing signed by the parties against whom such modification or amendment is to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.5. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of Delaware. The

parties hereto agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in County of Orange, State of California, which shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement. Process in any such suit, action or proceeding may be served on any party anywhere in the world, and each party agrees that, in addition to any method of service of process otherwise permitted by law, service of process on each party may be made by any method for giving such party notice as provided in Section 5.1, and shall be deemed effective service of process on such party.

IN WITNESS WHEREOF, the undersigned has set Subscriber(s)'s hand and seal agreeing to the above on the date set forth below.

SUBSCRIBER:

____
Signature

____________________ ________
Print Name Date

____
Title (if applicable):

____
Social Security Number

____
Email (See Consent to Electronic Delivery Statement)

____
Address

____
City State Zip

CO-SUBSCRIBER:

____
Signature

____________________ ________
Print Name Date

____
Title (if applicable):

____
Social Security Number

____
Email (See Consent to Electronic Delivery Statement)

____
Address

____
City State Zip

ISSUER ACCEPTANCE:

IGRE Capital Holdings, LLC,
a California limited liability company
and General Partner of Investment Grade R.E. Income Fund, LP

By: ____________________________

Its: ____________________________

Date: ______________

EXHIBIT A

SUBSCRIBER INFORMATION

1. MANNER IN WHICH TITLE IS TO BE HELD (Please Check One):

____ **Individual**

____ **Joint Tenant w/ Right of Survivorship**

____ **Community Property**

____ **Tenants in Common**

____ **Corporation:** Type ______________

____ **Uniform Gift to Minor Act**
State of ______
Custodian's signature Required

____ **Trust:** Date Opened____________

____ **Other** (specify) ________________

____ **Individual Retirement Account**
Type of: ______________

____ **Pension or Profit Sharing Plan**

____ **Other** (specify) __________________

Custodian Information:

____
Name of Custodian, TTE or administrator

____
Address

____
City, State, Zip

____
Custodian Tax I.D. #

____
Custodian Account #

____
Custodian Phone #

2. PAYMENT INSTRUCTIONS:

IGRE Use Only:

__ BD __ RIA __ GP __ Funds Received

$______________________________
Purchase Amount

Select method of payment:

_______ **Pay by check**

First Foundation Bank
18101 Von Karman Ave., Suite 150
Irvine, California 92612
Account No: 1011009030
Pay to the order:
Investment Grade R. E. Income Fund, LP

______ **Pay by wire**

First Foundation Bank
301 N. Lake Ave Suite 100
Pasadena, CA 91101
ABA#: 122287581
For Further Credit To: Investment Grade R. E. Income Fund, LP
Acct#: 1011009030
F/F/C: ***Investor Name Here***

3. DISTRIBUTIONS - Distributions from this investment are to be paid to:

____
Name of Financial Institution

____
Name on Account

#______________________
ABA Routing Number:

____
Mailing Address

#______________________
Account Number:

__________ __________ __________
City State Zip

4. SPOUSAL CONSENT FOR INDIVIDUAL PURCHASERS

AZ, CA, ID, LA, NV, NM, TX, WA, and WI. AK are an opt-in community property state that gives both parties the option to make their property community property.

I ,____ as the spouse of the above noted Subscriber, have read and approve this Subscription Agreement and appoint my spouse as my attorney-in- fact with respect to the exercise of any rights related to the subscription, and agree to be bound by the provisions of this Subscription Agreement and any other document related to the subscription (the "Subscription Documents") insofar as I may have any rights in said Subscription Documents or any property subject thereto under the community property laws of the State of or similar laws relating to marital property in effect in the state of our residence as of the date of this Subscription Agreement.

_____________________________ Signature

_____________ Date signed

_____________________________ Print name of Spouse

5. FINANCIAL REPRESENTAIVE ACKNOWLEDGMENT

Purchaser suitability requirements have been established by the Issuer as fully disclosed in the Offering Circular. Before recommending the purchase of Units, the undersigned Financial Professional has reasonable grounds to believe, on the basis of information supplied by the Subscriber concerning his/her/its investment objectives, other investments, financial situation and needs, and other pertinent information that: (i) the Subscriber meets the investor suitability requirements set forth in the Offering Circular, (ii) the Subscriber has a net worth and income sufficient to sustain the risks inherent in the Units, including loss of investment and lack of liquidity, and (iii) the Units are otherwise a suitable purchase for the Subscriber. The Financial Professional, as required by applicable regulation, will maintain documentation in its files identifying the basis upon which the suitability of this Subscriber was determined as well as documents establishing a pre- existing relationship with the subscriber.

_____________________________ Signature

_____________________________ Print Name

_____________________________ Firm Name

_____________________________ E-mail

_____________________________ Mailing Address

_____________________________ Date Signed

______________ City

______________ State

_____________________________ Zip